Exhibit 99.3

EFiled: May 7 2008 11:02 AM EST Transaction ID 19719371 Case No. 3746-

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

SPRINT NEXTEL CORPORATION, a	)
Kansas corporation, WIRELESSCO L.P., a	)
Delaware limited partnership, SPRINT	)
SPECTRUM, L.P., a Delaware limited	)
partnership, SPRINTCOM, INC., a Kansas	)
corporation, and SPRINT	)
COMMUNICATIONS COMPANY, L.P.,	)
a Delaware limited partnership,	)
)
Plaintiffs,	)
)
v.	) Civil Action No.

iPCS, INC., a Delaware Corporation, iPCS	)
WIRELESS, INC., a Delaware	)
Corporation, HORIZON PERSONAL	)
COMMUNICATIONS, INC., an Ohio	)
corporation, and BRIGHT PERSONAL	)
COMMUNICATIONS SERVICES, LLC,	)
an Ohio limited liability company,	)
Defendants.	)

VERIFIED COMPLAINT FOR DECLARATORY JUDGMENT

Plaintiffs Sprint Nextel Corporation, Sprint Spectrum, L.P., SprintCom, Inc., Sprint Communications Company, L.P., and WirelessCo, L.P., (collectively “Plaintiffs” or “Sprint Nextel”) seek a declaratory judgment of the respective rights and obligations of Plaintiffs and Defendants iPCS Inc., iPCS Wireless, Inc. (“iPCS Wireless”), Horizon Personal Communications, Inc. (“Horizon”), and Bright Personal Communications Services, LLC (“Bright,” collectively with iPCS Inc., iPCS Wireless, Horizon, and Bright, “iPCS” or “Defendants”) to resolve an actual controversy that has arisen among them. In particular, Sprint Nextel seeks a declaration that neither its transaction with Clearwire Corporation (“Clearwire Corp.”), nor the newly created company’s provision of WiMAX products and services on the 2.5

GHz network in iPCS’s territory, will breach Defendants’ Sprint PCS Management Agreements. In support of this Complaint, Sprint Nextel states as follows:

INTRODUCTION

1.         Sprint Nextel, a global wireless telecommunications company, has entered into a transaction with Clearwire Corp., a leading provider of broadband wireless internet services, to create a new company called Clearwire (“Clearwire”) (the “Transaction,” as further defined herein). Clearwire will be an independent mobile internet company that will ultimately offer nationwide coverage using advanced technology known as WiMAX. An agreement between the parties was executed and announced on May 7, 2008, and the Transaction is expected to close in the second half of 2008.

2.         The WiMAX network will operate on the 2.5 GHz frequency range, supporting advanced wireless broadband services for mobile computing, portable multimedia, interactive and other consumer electronic devices. Clearwire will market its WiMAX products and services under a brand to be identified by Clearwire; Clearwire will not market the WiMAX product and services under the Sprint brand. The new Clearwire will not offer WiMAX products and services using Sprint Nextel’s 2.5 GHz licenses until after the transaction has closed.

3.         Sprint Nextel and Clearwire Corp. each own licenses to operate on the 2.5 GHz frequency in certain, limited geographic locations. Sprint Nextel and Clearwire Corp, are combining their licenses through the Transaction to foster quicker, broader and more efficient deployment of a nationwide mobile wireless broadband network than either Sprint Nextel or Clearwire Corp. could accomplish independently, offering significant benefits to consumers and the general public.

4.         Defendant iPCS, Inc. is the holding company and parent of Defendants iPCS Wireless, Horizon, and Bright. Pursuant to a detailed set of agreements, iPCS Wireless, Horizon, and Bright all operate and manage portions of the Sprint PCS Network (defined herein) on the 1.9 GHz frequency in contractually defined service areas (“Service Areas,” as defined below). In return for managing a portion of the Sprint PCS Network, Sprint Nextel’s “Sprint PCS” subsidiaries have promised Defendants that for as long as the parties’ agreements remain in force, neither Sprint PCS nor its Related Parties will own, operate, or manage another PCS network on the 1.9 GHz frequency in the Defendants’ respective Service Areas.

5.         As Sprint Nextel believes this Court previously recognized, see Horizon Personal Communications, Inc. v. Sprint Corp., C.A. No. 1518-N, 2006 Del. Ch. LEXIS 141 (Del. Ch. Aug. 4, 2006), Sprint Nextel has the right to operate wireless networks outside the 1.9 GHz spectrum range in the Horizon and Bright Service Areas. Although iPCS has pursued litigation of this issue in Illinois, and a trial court there determined that, in certain circumstances, the operation of a wireless network on the 700-900 MHz frequency range in iPCS Wireless’s Service Area was prohibited, Sprint Nextel has asked the Illinois Supreme Court to review that ruling, which Sprint Nextel believes to be inconsistent with Horizon Personal Communications., 2006 Del. Ch. LEXIS, and the defined terms of the agreements between Sprint PCS and iPCS.

6.         Contrary to this Court’s ruling in Horizon Personal Communications, 2006 Del. Ch. LEXIS, iPCS has asserted that it has exclusive rights to sell any WiMAX product or service offered by Sprint Nextel in its territory. Given the long history of litigation between Sprint Nextel and iPCS, and the uncertainty resulting from the conflicting rulings in this Court and in Illinois, Sprint Nextel requires a declaration that there is nothing in Sprint PCS’s agreements with iPCS that would prohibit Sprint Nextel and/or Clearwire from offering WiMAX products and services on the 2.5 GHz frequency range in iPCS’s territory. In any event, Clearwire will not be a Related Party under the terms of Sprint PCS’s agreements with iPCS.

7.         Accordingly, Sprint Nextel seeks a declaration that its proposed transaction with Clearwire Corp., and the new Clearwire’s provision of WiMAX products and services on the 2.5 GHz spectrum in iPCS’s territories, will not breach the exclusivity provision of the agreements between iPCS and Sprint PCS.

PARTIES

8.         Plaintiff Sprint Nextel Corporation is a Kansas corporation with its headquarters in Overland Park, Kansas.

9.         Plaintiff WirelessCo L.P. (“WirelessCo”) is a Delaware limited partnership and a subsidiary of Sprint Nextel that is headquartered in Overland Park, Kansas.

10.       Plaintiff Sprint Spectrum L.P. (“Sprint Spectrum”) is a Delaware limited partnership and a subsidiary of Sprint Nextel that is headquartered in Overland Park, Kansas.

11.       Plaintiff Sprint Communications Company, L.P. (“Sprint Communications Company”) is a Delaware limited partnership and a subsidiary of Sprint Nextel that is headquartered in Overland Park, Kansas.

12.       Plaintiff SprintCom, Inc. (“SprintCom”) is a Kansas corporation headquartered in Overland Park, Kansas. Plaintiffs WirelessCo, Sprint Spectrum, Sprint Communications Company, L.P., and SprintCom are hereinafter referred to collectively as “Sprint PCS.”

13.       Defendant iPCS, Inc. is a Delaware corporation headquartered in Schaumburg, Illinois.

14.       Defendant iPCS Wireless is a Delaware Corporation headquartered in Schaumburg, Illinois.

15.       Defendant Horizon is an Ohio corporation headquartered in Schaumburg, Illinois.

16.       Defendant Bright (together with Horizon, “Horizon/Bright”) is an Ohio limited liability company headquartered in Schaumburg, Illinois.

17.       On July 1, 2005, iPCS, Inc. completed a merger with Horizon PCS, Inc., a Delaware corporation that was organized in 2000 as the holding company of Horizon Personal Communications, Inc. and Bright Personal Communications Services, LLC. Defendants iPCS Wireless, Horizon, and Bright are now wholly owned subsidiaries of iPCS, Inc. iPCS, Inc. directs the day-to-day operations of all of its wholly owned subsidiaries, none of which have separate management.

JURISDICTION

18.       Defendants iPCS, Inc. and iPCS Wireless are Delaware corporations and are subject to jurisdiction as a matter of law pursuant to 8 Del. C. § 321.

19.       Defendants Horizon and Bright, are wholly-owned subsidiaries of iPCS, Inc., a Delaware corporation. Horizon and Bright have no real separate identity apart from their parent, iPCS, Inc.

20.       Horizon and Bright are also subject to jurisdiction pursuant to 10 Del. C. § 3104.

21.       Horizon and Bright have also previously availed themselves of the benefits and protections of the laws of this State, by, among other things, filing suit against Sprint Nextel in Horizon Personal Communications, Inc., et al v. Sprint Corp., et al., Civ. Action No. 1518-N seeking relief under same contracts at issue in this lawsuit. A final order and judgment was entered in that proceeding on September 7, 2006, pursuant to which this Court has retained its jurisdiction to entertain future requests by Horizon and Bright for relief consistent with that judgment.

FACTUAL BACKGROUND

Sprint Nextel’s Business

22.       Sprint Nextel is a global telecommunications company offering a comprehensive range of wireless communications products and services. Sprint Nextel is one of the three largest wireless companies in the United States based on the number of wireless subscribers. Sprint Nextel was formerly known as Sprint Corporation before Sprint Corporation’s merger with Nextel Communications, Inc. (“Nextel Communications”) in 2005.

23.       Sprint Nextel offers wireless services on two principal wireless networks — the Sprint PCS Network and the Nextel Network — using different technologies and operating on different frequencies of the radio spectrum. Sprint Nextel also holds certain spectrum licenses to operate on the 2.1 and 2.5 GHz Broadband Radio Service frequencies.

The Sprint PCS Network

24.       In the 1990s, Sprint Corporation developed the “Sprint PCS Network,” the nation’s first seamless, all-digital wireless telecommunications network, providing mobile telephone and data services to customers nationwide on the 1.9 GHz frequency. The Sprint PCS Network, operating on the 1.9 GHz frequency and utilizing wireless code division multiple access, or CDMA, technology, is available in 50 states, Puerto Rico and the U.S. Virgin Islands, and operates under the Sprint® brand name.

The Nextel Network

25.       Sprint Nextel also offers digital wireless services under the Nextel® brand name using integrated Digital Enhanced Network, or iDEN®, technology. Nextel wireless services operate on the 700-900 MHz frequency range of the radio spectrum under Federal

Communications Commission licenses that were purchased by Nextel Communications prior to the Sprint Nextel merger.

26.       Nextel’s iDEN service is not “PCS” Service as contemplated by the iPCS Management Agreements, and the Nextel and Sprint PCS Networks operate under a completely different set of FCC rules.

Broadband Radio Service Licenses on the 2.1 and 2.5 GHz ranges

27.       Sprint Nextel also holds licenses to operate Broadband Radio Service (BRS) networks on the 2.1 and 2.5 GHz frequency ranges. Sprint Nextel currently uses a portion of this spectrum to provide fixed wireless internet access services to homes and small businesses using “first generation” line-of-sight technology. This service operates across the country in 14 markets with approximately 14,000 subscribers.

28.       Sprint Nextel will use the 2.5 GHz spectrum band to operate its next generation broadband wireless network. This network will be designed to provide significantly higher data transport speeds based on the Worldwide Inter-Operability for Microwave Access, or WiMAX, standard.

The Transaction

29.       On May 7, 2008, Sprint Nextel announced that it had entered into a transaction agreement with Clearwire Corp. (the “Transaction”), a leading provider of broadband wireless internet services. The Transaction will allow Clearwire, the new company, to offer nationwide wireless broadband internet services on the 2.5 GHz spectrum band, using WiMAX, a telecommunication technology aimed at providing wireless data over long distances.

30.       Sprint Nextel and Clearwire Corp. each own licenses on the 2.5 GHz spectrum in only certain geographic portions of the U.S., and alone, neither has a national footprint on that spectrum band. Combining the spectrum licenses held by each company, however, will provide the opportunity to create one of the first truly national WiMAX networks and, in essence, a nationwide mobile internet company. Following the Transaction, Clearwire will hold the largest single portfolio of wireless spectrum in the U.S.

31.       In addition to the spectrum contributions by Sprint Nextel and Clearwire Corp., industry-leading partners such as Intel Corporation, Google Inc., Comcast Corporation, Time Warner Cable Inc., and Bright House Networks, will contribute an additional $3.11 billion in strategic investments to Clearwire.

32.       Clearwire will be a publicly-traded, independent company. It would be owned 51 percent by Sprint Nextel (subject to various restrictions described below), 27 percent by Clearwire Corp.’s existing shareholders, and approximately 22 percent by the strategic investors.

33.       The Transaction presents a tremendous opportunity to realize the full value of Sprint Nextel’s and Clearwire’s spectrum assets, while addressing some of the financial risks inherent in a capital intensive, nationwide build out of an emerging technology. The Transaction will foster quicker, broader, and more efficient deployment of a national WiMAX network, benefiting consumers and the general public.

34.       WiMAX is a Wide Area Network (WAN) technology that provides internet access for several miles (as opposed to Wi-Fi, which typically has a coverage area of a few hundred feet). In order to create these large coverage areas, Clearwire intends to construct a WiMAX network that resides on typical cellular towers and will cover entire metropolitan areas. These towers will create a network of accessibility on which customers can use the internet instantly when they are in the coverage area.

35.       The new WiMAX network will provide customers mobile internet access at speeds similar to home DSL and cable connections. WiMAX technology will allow users to wirelessly download a range of multi-media applications — for example, supporting large data files, live videoconferencing, recorded video, games, and music — anywhere in Clearwire’s coverage area. WiMAX chipsets will be embedded in a wide range of portable electronic devices.

36.       WiMAX technology is known as “4G,” an abbreviation for Fourth Generation Communications System. 4G (also known as “Beyond 3G”), is considered the next step in wireless communications because the 4G WiMAX system will be capable of providing a comprehensive IP solution by which voice, data and streamed multimedia will be provided to users on an “anytime, anywhere” basis, and at higher data rates than previous generations, such as CDMA.

The Sprint PCS Affiliate Program

37.       When Sprint PCS purchased its PCS licenses in the 1990s, those FCC licenses incorporated build-out requirements. In furtherance of both those requirements and Sprint PCS’s desire to offer seamless wireless service nationwide, Sprint PCS contracted with third parties (“Sprint PCS Affiliates”) to build out and operate portions of the Sprint PCS Network on Sprint PCS’s licensed 1900 MHz spectrum.

38.       Through a series of detailed contracts with Sprint PCS, each of the Sprint PCS Affiliates agreed to develop, build, manage, and operate Service Area Networks in contractually — designated Service Areas that comprised small subparts of the nationwide Sprint PCS Network. In return for building the network, the Sprint PCS Affiliates received, among other benefits, the right to use Sprint PCS’s 1900 MHz spectrum licenses, the right to use the Sprint PCS brands, and a promise that neither Sprint PCS nor its Related Parties would build, own, or manage another PCS network in the Sprint PCS Affiliates’ designated Service Areas.

39.       This Sprint PCS Affiliate program enabled Sprint PCS to concentrate its capital on constructing the Sprint PCS Network in large metropolitan areas, while Sprint PCS Affiliates built the Sprint PCS Network infrastructure in smaller markets.

40.       Defendants iPCS Wireless, Horizon, and Bright are three Sprint PCS Affiliates that entered into these contractual relationships with Sprint PCS to build, manage, and operate portions of the Sprint PCS Network in geographically defined Service Areas.

41.       The entire Sprint PCS Network, including the portions of the network built by iPCS and the other Sprint PCS Affiliates, was built and operated in accordance with specific technical requirements to ensure seamless interoperability throughout the Sprint PCS Network.

42.       iPCS Wireless, Horizon, and Bright have not entered into contracts with Sprint Nextel or any other entity to build, manage, or operate any portion of any other network owned by Sprint Nextel, including the WiMAX network.

The Sprint PCS Affiliate Agreements

43.       iPCS Wireless’s predecessor in interest, Illinois PCS, LX.C. and Plaintiffs WirelessCo, Sprint Spectrum L.P., and SprintCom, Inc., entered into a set of Sprint PCS Affiliation Agreements with an effective date of January 22, 1999, including a Management Agreement, two Trademark and License Agreements, and a Services Agreement (the “iPCS Wireless Agreements”). A copy of the iPCS Wireless Management Agreement is attached as Exhibit 1.

44.       The iPCS Wireless Agreements also incorporate by reference a Schedule of Definitions, which is incorporated by reference into all of the agreements and is attached as Exhibit 2.

45.       There are ten addenda to the iPCS Wireless Management Agreement. The most relevant addendum is Amended and Restated Addendum VIII to the iPCS Management Agreement, dated November 1, 2004 (“iPCS Wireless Addendum VIII”). A copy of iPCS Wireless Addendum VIII is attached as Exhibit 3.

46.       Effective June 8, 1998, Horizon and Defendants SprintCom and Sprint Spectrum entered into a Sprint PCS Management Agreement, two Trademark and License Agreements, and a Services Agreement (the “Horizon Agreements”). A copy of the Horizon Management Agreement (the “Horizon Management Agreement”) is attached as Exhibit 4.

47.       The Horizon Agreements also incorporate by reference a Schedule of Definitions, which is incorporated by reference into all of the agreements and is attached as Exhibit 5.

48.       There are nine addenda to the Horizon Management Agreement. The most relevant addendum is Addendum VIII, dated March 16, 2005 (“Horizon Addendum VIII”). A copy of Horizon Addendum VIII is attached as Exhibit 6.

49.       Effective October 13, 1999, Bright and the Sprint PCS Plaintiffs entered into a Sprint PCS Management Agreement, two Trademark and License Agreements, and a Services Agreement, (“the Bright Agreements”). A copy of the Bright Management Agreement is attached as Exhibit 7.

50.       The Bright Agreements also incorporate by reference a Schedule of Definitions which is incorporated by reference into all of the agreements and is attached as Exhibit 8.

51.       There are five addenda to the Bright Management Agreement. The most relevant addendum is Addendum IV, dated March 16, 2005 (“Bright Addendum IV”). A copy of Bright Addendum IV is attached as Exhibit 9.

52.       The iPCS Wireless Management Agreement, the Horizon Management Agreement, and the Bright Management Agreement, are hereinafter referred to as “the Management Agreements.” The Management Agreements are similar and require iPCS Wireless, Horizon, and Bright to perform the same key activities in the operation and management of the Sprint PCS Network in their Service Areas.

53.       iPCS Addendum VIII, Horizon Addendum VIII, and Bright Addendum IV, all contain substantially similar amendments to the iPCS Wireless, Horizon, and Bright Management Agreements and are hereinafter referred to collectively as “Addendum VIII.”

The Sprint PCS Affiliates’ Limited Exclusivity Rights

54.       Section 2.3 of the iPCS Wireless Management Agreement, as most recently restated in Addendum VIII, provides in relevant part:

[iPCS] will be the only person or entity that is a manager or operator for Sprint PCS with respect to the Service Area and neither Sprint PCS nor any of its Related Parties will directly or indirectly own, operate, build or manage another wireless mobility communications network or sell Sprint PCS Products and Services in the Service Area ....

iPCS Wireless Addendum VIII, attached as Exhibit 3.

55.       Section 2.3 of the Horizon and Bright Management Agreements is similar to Section 2.3 of the iPCS Wireless Management Agreement. As amended, it provides that:

[Horizon or Bright] will be the only person or entity that is a manager or operator for Sprint PCS with respect to the Service Area and neither Sprint PCS nor any of its Related Parties will own, operate, build or manage another Wireless Mobility Communications Network or sell Sprint PCS Products and Services in the Service Area.. .

Horizon Management Agreement § 2.3, attached as Exhibit 4; Horizon Addendum VIII, attached as Exhibit 6; Bright Management Agreement § 2.3, attached as Exhibit 7; Bright Addendum IV, attached as Exhibit 9.

56.       Section 2.3 of the Management Agreements uses terms defined in a separate Schedule of Definitions that is incorporated by reference. Consistent with Sprint PCS’s desire to work with Sprint PCS Affiliates to build a nationwide PCS network on its licensed spectrum in the 1900 MHz spectrum range, the contractual terms “Sprint PCS,” “Sprint PCS Products and Services,” “wireless mobility communications network,” “Sprint PCS Products and Services,” and “Service Area” are all defined in the Schedule of Definitions to the Management Agreement in relation to the specific FCC regulations for “PCS” services operating on the 1900 MHz frequency. These definitions limit the scope of iPCS Wireless, Horizon, and Bright’s exclusivity rights in important ways.

57.       First, “Sprint PCS” is defined as the license holding entities that hold licenses to construct a PCS network under a specific set of FCC licenses to operate on the 1900 MHz frequency. Sprint PCS does not own any other wireless licenses.

58.       Accordingly, Section 2.3 of the Management Agreement does not grant iPCS Wireless, Horizon, or Bright any rights to manage or operate anything other than a defined portion of the Sprint PCS Network that operates under the Sprint PCS 1900 MHz licenses.

59.       Second, “Wireless mobility communications network” is defined as “a radio communications system operating in the 1900 MHz spectrum range under the rules designated as Subpart E of Part 24 of the FCC’s rules.” Exhibit 3, at p. 78; Exhibit 6, at p. 84; Exhibit 9, at p. 84.

60.       “Related Party” under the Management Agreements is defined to include “any other Person that directly or indirectly through one or more intermediary controls, is controlled by, or is under common control with the Person.” The term “controls” in turn, “means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.” Exhibit 2, at p. 9; Exhibit 5, at p. 8; Exhibit 8, at p. 9.

61.       Therefore, under Section 2.3, Sprint PCS and its Related Parties are prohibited from directly or indirectly owning, operating, building or managing another network operating on the 1900 MHz spectrum range in the iPCS, Horizon, and Bright Service Areas. Sprint PCS and its Related Parties have retained their right to own, operate, build, and manage other wireless networks operating on different frequencies.

62.       Third, Sprint PCS Products and Services is defined as “all types and categories of wireless communications services ... that are designated by Sprint PCS (whether now existing or developed and implemented in the future) as products and services to be offered by Sprint PCS, [or Sprint PCS Affiliates] as the products and services of the Sprint PCS Network for fixed and mobile voice, short message, and other data services under the FCC’s rules for broadband personal communications services.” By definition, these wireless products and services are designed to operate on a wireless mobility communications network on the 1900 MHz frequency.

63.       Accordingly, under Section 2.3, Sprint PCS and its Related Parties are prohibited from selling Sprint PCS Products and Services in the iPCS Wireless, Horizon, and Bright Service Areas. Sprint PCS and its Related Parties have retained the right to sell other types of wireless products and services that are not designated as the products and services of the Sprint PCS Network because they are designed to operate on frequencies other than the 1900 MHz spectrum range.

Sprint PCS Affiliate Litigation Following the
Announcement of the Sprint Nextel Merger

64.       Sprint Corporation and Nextel Communications announced a planned merger in December 2004. The merger closed in August 2005. After the announcement of the anticipated merger between Sprint Corporation and Nextel Communications, numerous Sprint PCS Affiliates brought lawsuits against Sprint PCS and Sprint Nextel, alleging that Sprint Nextel’s operation of the Nextel Network on the 700-900 MHz frequency range violated the exclusivity provisions in their Management Agreements.

65.       Some of the Sprint PCS Affiliate lawsuits settled; however, a final judgment was reached in a lawsuit involving Horizon and Bright in the Delaware Court of Chancery. Litigation concerning the scope of iPCS Wireless’s exclusivity rights is currently pending in Illinois.

Horizon/Bright Lawsuit

66.       In 2005, Horizon/Bright sued Sprint Nextel in this Court claiming, among other things, that Sprint Corporation’s merger with Nextel Communications would violate Section 2.3 of the Horizon and Bright Management Agreements. Horizon Personal Communications, Inc., et al v. Sprint Corporation, et al, Civil Action No. 1518-N (the “Horizon Litigation”).

67.       After a ten day trial, Horizon/Bright abandoned this argument. This Court commented that it was “helpful that the ... plaintiffs ha[d] gotten realistic in terms of their assessment of the case” and concluded that “they didn’t get rights to all the . ..bands of spectrum. They only go the 1900 MHz.” Post-Trial Oral Argument Trans. at 79:16-24.

68.       In its August 4, 2006 Opinion, this Court found that Sprint Nextel had “the right to sell wireless products and services in the 1900 MHz spectrum outside [of iPCS’s] Service Areas and to sell such services in the 700-900 MHz spectrum anywhere, including in iPCS’s Service Area.” This Court went on to state that because “[a] ll parties to the Agreements ... were sophisticated business entities represented by counsel,” and “the language of the Management Agreement limit[ed] the exclusivity rights acquired by [iPCS] to the 1900 MHz spectrum,” iPCS’s “apparent concession that Sprint Nextel has the right to offer products and services in the 700-900 MHz spectrum in their Service Areas” was understandable.

69.       On September 7, 2006, this Court entered a final order and judgment in the Horizon Litigation. The court’s final order and judgment recites certain specific “Operational and Confidentiality Representations” made by Sprint Nextel and its Related Parties to the Court, and also places certain restrictions on the use of the “Sprint pcs [sic] brand and/or marks” by Sprint Nextel and its Related Parties in the Horizon and Bright Service Areas. The Final Order did not place any restrictions on Sprint Nextel or its Related Parties with respect to their operation or management of wireless networks operating outside the 1900 MHz frequency range.

70.       Horizon and Bright did not appeal this Court’s final judgment, but this Court has specifically retained its jurisdiction to entertain future requests by Horizon and Bright for relief consistent with that judgment. Accordingly, subject to the brand and trademark restrictions imposed by this Court, Sprint Nextel currently operates the Nextel Network on the 700-900 MHz frequency range and sells Nextel wireless service and handsets that operate using iDEN technology in the Horizon and Bright Service Areas.

71.       Sprint Nextel seeks to confirm its belief that neither its contemplated Transaction with Clearwire Corp., nor Clearwire’s provision of WiMAX products and services on the 2.5 GHz network in iPCS’s territory, is inconsistent with this Court’s final judgment.

iPCS Wireless Lawsuit

72.       On July 15, 2005, iPCS Wireless filed a complaint in the Circuit Court of Cook County, Chancery Court Division, in Chicago Illinois. The iPCS Wireless complaint was similar to the complaint filed by Horizon and Bright in this Court in the Horizon Litigation, and alleges among other things that the Sprint Nextel merger will result in a breach of Section 2.3 of the iPCS Wireless Management Agreement.

73.       After discovery and a bench trial, but before the parties had completed post-trial briefing, the Circuit Court issued its opinion, finding that Sprint Nextel merger had breached Section 2.3 of the iPCS Wireless Management Agreement and ordered that “Sprint, and those acting in concert with it, must cease owning operating, and managing the Nextel wireless network in the Service Area” within 180 days.

74.       Sprint Nextel appealed the Circuit Court’s order, and on October 13, 2006, the Illinois Appellate Court stayed the Circuit Court’s final order pending that appeal. The Illinois Appellate Court conditioned the stay on Sprint Nextel’s compliance in iPCS Wireless’s Service Area with the terms of Final Order entered by this court in the Horizon Litigation, as well as a separate Forbearance Agreement entered into by Sprint Nextel and iPCS Wireless (“the Sprint/iPCS Forbearance Agreement”). Thus, Sprint Nextel and its Related Parties are currently required to abide by the terms of this Court’s Final Order not only in the Horizon and Bright Service Areas, but also in the iPCS Wireless Service Area.

75.       On March 31, 2008, the Illinois Appellate Court affirmed the Circuit Court’s finding that the Sprint Nextel merger breaches the iPCS Wireless Management Agreement, and the Circuit Court’s divestiture order. On May 2, 2008, Sprint Nextel filed a Petition for Leave to Appeal the Illinois Appellate Court’s decision with the Illinois Supreme Court.

76.       While the Illinois Supreme Court is considering Sprint Nextel’s Petition for Leave to Appeal, the Illinois Appellate Court’s stay will remain in effect in iPCS Wireless’s Service Area indefinitely.

The Contemplated Transaction Will Not
Breach iPCS’s Management Agreements

77.       In the discussions and negotiations that have occurred over time between Sprint Nextel and iPCS regarding the parties’ rights and obligations under the Management Agreements, iPCS has asserted that it is entitled to exclusivity for all Sprint Nextel wireless products and services, specifically including WiMAX products and services operating in the 2.1 GHz and/or the 2.5 GHz spectrum ranges.

78.       Accordingly, there is an actual controversy regarding whether the Transaction will violate iPCS’s exclusivity rights in its Service Areas.

79.       The Transaction will not breach the exclusivity provision of iPCS’s Management Agreements, however. The analysis here is congruous with the spectrum-related analysis conducted by this Court in the Horizon Litigation, where the Court concluded that under the agreements between the parties, Sprint Nextel has a right to sell products other than those that operate on the 1900 MHz spectrum in iPCS’s territory.

80.       Here, Clearwire’s WiMAX products and services will operate on the 2.5 GHz frequency. Consistent with this Court’s recognition that “the language of the Management Agreement limit[ed] the exclusivity rights acquired by [iPCS] to the 1900 MHz spectrum,” iPCS has no rights with respect to Clearwire’s WiMAX network or WiMAX products and services.

81.       Similarly, WiMAX products and services are not, and cannot be, Sprint PCS Products and Services, because WiMAX products and services will not operate on the Sprint PCS Network. Instead, WiMAX products and services will operate on the WiMAX network on the 2.5 GHz spectrum. Further, the WiMAX products and services will be owned, branded, and marketed by Clearwire, an independent wireless internet company, and Sprint Nextel would not have the ability to “designate[ ]” the WiMAX products and services “as the products and services of the Sprint PCS Network.”

82.       In fact, because of the distinct differences between CDMA and WiMAX products and services, and the unique advantages and qualities of each technology, Clearwire has contracted with Sprint Nextel to resell Sprint PCS Products and Services in addition to offering WiMAX products and services. Clearwire will operate as a national “Reseller” of Sprint PCS Products and Services, as specifically contemplated by Section 3.5.2 of the Management Agreements (as amended and restated by Addendum X to the iPCS Wireless agreement, attached as Exhibit 10; Addendum IX to the Horizon agreement, attached as Exhibit 11; and Addendum V to the Bright agreement, attached as Exhibit 12). Section 3.5.2 permits Sprint Nextel to contract with third parties to sell Sprint PCS Products and Services under name brands other than the Sprint brand.

83.       On March 3, 2008, iPCS agreed to participate in all resale agreements entered into by Sprint Nextel in the future, under the terms outlined in amended and restated Section 3.5.2.

(See Exhibits 10-12). Thus, once Clearwire launches its WiMAX network in iPCS’s Service Areas, Clearwire will also resell Sprint PCS Products and Services under its own brand in those territories, and iPCS will benefit from the revenue generated by that arrangement.

84.       Sprint Nextel also anticipates that iPCS will argue that the new Clearwire is a “Related Party” under the Management Agreements, seeking to foreclose Clearwire’s ability to sell WiMAX products and services in iPCS’s territories. This argument is irrelevant if the Court agrees, as it did in the Horizon Litigation, that iPCS’s rights are limited to the 1900 MHz spectrum.

85.       In any event, Clearwire will not become a Related Party for purposes of the Management Agreements as a result of the Joint Venture because Sprint Nextel will not obtain “the power to direct or cause the direction of the management and policies of Clearwire. See Exhibit 2, at p. 9; Exhibit 5, at p. 8; Exhibit 8, at p. 9.

86.       Although Sprint Nextel will own 51% of Clearwire after the Transaction, under the Equityholders’ Agreement negotiated in connection with the Transaction (the “EHA”),(1) several structural barriers will prevent the exercise of control by Sprint over Clearwire. For example, the EHA has structured the corporate governance of Clearwire such that Sprint Nextel will lack the ability to set the compensation of Clearwire’s senior management. Clearwire’s four-person Compensation Committee will be vested with the exclusive authority to determine the compensation of Clearwire’s senior management. EHA, at § 2.3(c). Moreover, Clearwire’s Compensation Committee will consist of only one Sprint Nextel Designee and all decisions of the Compensation Committee with respect to senior management compensation must be approved by two-thirds of the Compensation Committee. Id.

(1)                     Sprint Nextel’s execution of the EHA is a Closing Deliverable under Section 5.2(f) of the Transaction Agreement, attached hereto as Exhibit 13. The EHA is Exhibit I to the Transaction Agreement.

87.       In addition to the foregoing, the EHA will prevent Sprint Nextel from exercising control over the appointment or removal of Clearwire executive officers. Although Sprint Nextel will have the ability to appoint 7 of the 13 members of Clearwire’s Board of Directors, the prior approval of 10 directors will be required for “the appointment or removal of the Chief Executive Officer of the Company and the LLC, and the appointment or removal of all executive officers of the Company and the LLC who report directly to the Chief Executive Officer (including but not limited to the Chief Operating Officer, the Chief Financial Officer, the Chief Technology Officer and any officer determined to be a chief operating decision maker under GAAP).” EHA, at § 2.6(b)(i).

88.       Section 2.6 of the EHA identifies further actions that cannot be taken absent the approval of 10 directors, including, among other things: (i) engaging in a joint venture, acquisition, or disposition that involves in excess of 20% of the book value of the consolidated assets of Clearwire and its Subsidiaries; (ii) Change of Control transactions; and (iii) funding business activities outside the United States or expansion of Clearwire’s Business Purpose. See EHA, at § 2.6.

89.       In addition to the restrictions outlined above, under the EHA, several corporate actions will require the approval of investors other than Sprint Nextel. Actions requiring such approvals include, among other things: (i) any amendment to Clearwire’s Bylaws or the Charter; (ii) changing the size of Clearwire’s Board of Directors; and (iii) any material reorganization. See generally, EHA, at § 2.7 (outlining “Supermajority Voting Requirements”).

90.       Even if the Transaction as executed would result in Sprint Nextel “controlling” Clearwire, the EHA contains a further mechanism to ensure that Sprint Nextel will not be a Related Party for purposes of the Management Agreements. If the current structure of the Transaction would cause Clearwire to face restrictions in its operations as a result of the Management Agreements, Sprint Nextel has committed to create a special purpose entity to manage Clearwire’s business in the iPCS territories (as set forth on Exhibit M to the Transaction Agreement, attached hereto as Exhibit 13). Specifically, Sprint Nextel and Clearwire have agreed, if necessary, to establish a new LLC (“Sub LLC”) as a wholly-owned subsidiary of Clearwire LLC, and any affected assets would be contributed into Sub LLC. Further, the Transactions Committee of Clearwire’s Board of Directors, which under Section 2.3(d) of the EHA may not contain Sprint Designees, would be granted the exclusive power to direct the management and policies of Sub LLC.

COUNT 1

DECLARATORY JUDGMENT

91.       Plaintiffs repeat and incorporate by reference the allegations of Paragraphs 1 through 89 of the Complaint.

92.       Plaintiffs bring this Declaratory Judgment count to define the rights of the parties.

93.       There is nothing in Defendants’ Management Agreements that would prohibit Sprint Nextel and/or Clearwire from closing the Transaction or offering mobile broadband wireless internet products and services using WiMAX technology on the 2.1 and 2.5 GHz frequency ranges in iPCS’s Service Areas.

94.       Defendants contend that they have an exclusive right to sell all of Sprint Nextel’s wireless products and services in their Service Areas, including wireless internet products and services using WiMAX technology on the 2.1 and 2.5 GHz frequency ranges, and, therefore, Clearwire’s offer and sale of WiMAX products and services on the 2.1 and 2.5 GHz spectrum pursuant to the Transaction violates the exclusivity clauses of the Management Agreements.

95.       Accordingly, there is an actual and justiciable controversy between Sprint Nextel and iPCS regarding whether the Transaction and Clearwire’s resulting sales of WiMAX products and services on the 2.1 GHz and 2.5 GHz spectrum ranges will breach the Management Agreements.

96.       Resolution of this dispute will aid in the termination of the controversy in that the parties will have a clear understanding of their rights with respect to the Transaction.

97.       Plaintiffs are entitled to a declaration that neither the Transaction nor Clearwire’s provision of WiMAX products and services on the 2.1 and 2.5 GHz spectrum ranges will breach Section 2.3 of the Management Agreements and, further, that Clearwire is not a Related Party under those Management Agreements.

PRAYER FOR RELIEF

Wherefore, Plaintiffs respectfully request that the Court:

(1) issue a declaration that the Transaction between Sprint Nextel and Clearwire Corp. will not violate Section 2.3 of the Management Agreements.

(2) issue a declaration that Clearwire’s sale of WiMAX products and services on the 2.1 and 2.5 GHz spectrum ranges in iPCS’s territory will not violate Section 2.3 of the Management Agreements.

(3) issue a declaration that Clearwire is not a Related Party under the Management Agreements.

(4) grant such other and further relief as the Court deems just and proper.

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

/s/ A. Gilchrist Sparks, III By Amaryah K. Bocchino

A. Gilchrist Sparks, III (#467)
Jason A. Cincilla (#4232)
Amaryah K. Bocchino (#4899)
1201 N. Market Street
P.O. Box 1347
Wilmington, DE 19899
Attorneys for Plaintiffs, Sprint Nextel Corporation,
WirelessCo L.P., Sprint Spectrum, L.P., SprintCom,
Inc., and Sprint Communications Company, L.P.

OF COUNSEL:

KING & SPALDING, LLP Daniel J. King Amy Yervanian Michael Cates Shelby S. Guilbert 1180 Peachtree Street, N.E. Atlanta, GA 30309 (404) 572-4600

May 7, 2008

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